MERGER AGREEMENT AND PLAN OF REORGANIZATION

     THIS MERGER AGREEMENT AND PLAN OF REORGANIZATION, (hereinafter the "Agreement") is made and entered into this 10th day of February, 1997, by and between In-Touch Interactive Multimedia,
Inc., a Utah corporation (hereinafter the "Company"), and Worldwide Applied Telecom Technology, Inc., a Delaware corporation (hereinafter "WWATT").

                             RECITALS

     WHEREAS, the Company desires to merge WWATT with and into the Company whereby the Company shall be the surviving corporate entity pursuant to the terms and conditions set forth herein;

     WHEREAS, all current shareholders of WWATT desire to exchange all of their shares of WWATT common stock for shares of the Company's common stock; and

     WHEREAS, the parties hereto desire to reorganize the management and operations of the Company, to change the corporate name to Synaptix Worldwide, Inc., and to engage in the current business of WWATT.

     NOW, THEREFORE, in consideration of the premises and mutual representations, warranties and covenants herein contained, the parties hereby agree as follows:

                            ARTICLE I

                  MERGER AND EXCHANGE OF SHARES

SECTION 1.1  Merger and Plan of Reorganization.

     (a) The parties hereby agree that the Company shall merge WWATT with and into the Company with the Company to be the surviving corporation (hereinafter the "Merger"), and whereby all the shares of WWATT common stock currently issued and outstanding at the Effective Time of the Merger, as defined in
     Section 1.2 below, shall, by action of the Merger and without any action on the part of the holder thereof, automatically be converted into an aggregate of three million six hundred thousand (3,600,000) shares of authorized but previously unissued common stock of the Company, par value $.001 per share and post split as set forth in Section 1.5(d) below, which shares shall be issued to the shareholders of WWATT or their assigns on a pro rata basis representing each respective shareholder's percentage ownership in WWATT.

     (b) In connection with the consummation of the Merger, the parties hereby agree that an additional seven hundred ninety thousand (790,000) shares of the Company's authorized but previously unissued common stock, par value $.001 per share and post-split as per Section 1.5(d) below, shall be issued to Solutions Partnership, Inc. as a fee for services related to the Merger and as set forth in Section 6.4 below.

     (c) The parties hereto hereby further agree that at or prior to the Effective Time of the Merger:

          (i) management of the Company shall be reorganized so as to seat the new Board of Directors of the Company to consist of those persons elected at the Special Meeting of Shareholders of the Company held February 10, 1997 and as set forth in Section 1.5(f) below;

          (ii) the Company's corporate name shall be changed to Synaptix Worldwide, Inc.;

          (iii) the corporate identity, existence, purposes, powers, franchises, rights, and immunities of WWATT shall be merged into the Company and the Company shall be fully vested therewith;

          (iv) the separate corporate existence of WWATT, except as specifically otherwise provided by law, shall cease, whereupon WWATT and the Company shall become a single corporation; and

          (v) the necessary steps shall be taken in order to reflect that the Company will be principally engaged in the current business of WWATT and in any other act or activity for which a corporation may be organized under the laws of the State of Utah.

SECTION 1.2 Effective Time of the Merger. Subject to satisfaction of the terms and conditions of this Agreement, the parties hereto shall cause the Articles of Merger in substantially the form set forth in Exhibit 1.2 annexed hereto and by this reference made a part hereof (the "Articles of Merger"), to be signed, verified and, immediately upon its execution, delivered to the Secretary of State of the State of Utah. The Effective Time of the Merger shall be the date the Articles of Merger shall have been filed with the State of Utah and at such time the Company shall have merged WWATT with and into the Company and the separate existence of WWATT shall cease.

SECTION 1.3  Issuance of Shares.

     (a) Upon the Effective time of the Merger, all shares of WWATT common stock issued and outstanding shall by action of the Merger and without any action on the part of the holder thereof, automatically be converted into an aggregate of 3,600,000 shares of the Company's common stock, post-split, which shares shall be issued to the shareholders of WWATT or their assigns on a pro rata basis representing each respective shareholder's percentage ownership in WWATT.

     (b) The shares of the Company's common stock to be issued hereunder are authorized but previously unissued shares of common stock of the Company and shall be, when issued, properly authorized, validly issued, fully paid and nonassessable.

     (c) All shares of the Company's common stock to be issued hereunder are deemed "restricted securities" as defined by Rule 144 of the Securities Act of 1933 (the "1933 Act") and the recipients thereof, or their designees or assigns, shall represent that they are acquiring said shares for investment purposes only and without the intent to make a further distribution of the shares. All shares of the Company's common stock to be issued under the terms of this Agreement shall be issued pursuant to an exemption from the registration requirements of the 1933 Act, under Section 4(2) of the 1933 Act and the rules and regulations promulgated thereunder. All certificates representing the Company's common stock to be issued hereunder shall bear the following legend:

          The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered for sale, sold or otherwise transferred except in compliance with the registration provisions of such Act or pursuant to an exemption from such registration provisions, the availability of which is to be established to the satisfaction of the Company.

SECTION 1.4 Closing. The closing of this Agreement and the transactions contemplated hereby (the "Closing") shall take place on or prior to the 3rd day of March, 1997 (the "Closing Date"), unless extended by the mutual assent of the parties hereto, at a time and place to be mutually agreed upon by the parties hereto, and shall be subject to the provisions of Article X of this Agreement. At the Closing or within thirty (30) days thereafter:

     (a) Holders of WWATT common stock shall deliver to the Company all stock certificates representing all of the issued and outstanding shares of WWATT common stock, duly endorsed, so as to make the Company the sole holder thereof, free and clear of all claims and encumbrances, and which certificates shall be, upon the issuance of the Company's common stock as per Section 1.3 above, canceled and deemed void and of no further effect;

     (b) The Company shall deliver to the holders of WWATT common stock, stock certificates representing an aggregate of three million six hundred thousand (3,600,000) shares of the Company's common stock, and to Solutions Partnership, Inc. an aggregate of seven hundred ninety thousand (790,000) shares of the Company's common stock, and each certificate representing such shares shall bear a restrictive legend in a form customarily used with restricted securities and substantially as set forth in Section 1,3(c) above;

     (c) WWATT shall deliver to the Company all deeds, mortgages, agreements and other pertinent documents evidencing WWATT's title, interest and ownership of all of its assets and property;

     (d) The Company shall deliver an Officer's Certificate as described in Sections 9.1, 9.2 and 9.4 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth herein by the Company are true and correct as of, or have been fully performed and complied with by, the Closing Date; and

     (e) WWATT shall deliver an Officer's Certificate as described in Sections 8.1, 8.2 and 8.4 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth herein by WWATT are true and correct as of, or have been fully performed and complied with by, the Closing Date.

SECTION 1.5  Special Meeting of Shareholders of the Company.
In anticipation of this Agreement and the transactions contemplated hereby, the Company has taken all necessary and requisite action to call for and hold a Special Meeting of Shareholders on February 10, 1997, at which meeting the following business is to be transacted and proposals ratified by the shareholders:

     (a) To ratify this Agreement and all transactions contemplated hereby;

     (b) To ratify the rescission of the Company's proposed acquisition of Healthcare 2000 International, Inc., a Florida corporation, which transaction was previously approved by the Company's shareholders but was never finalized and closed, and to further rescind certain other proposals related to the acquisition which were also approved by the shareholders;

     (c) To ratify the proposed amendment to the Articles of Incorporation to change the authorized capitalization to 25,000,000 shares of common stock, par value $.001 per share, and 10,000,000 shares of preferred stock, par value $.001 per share;

     (d) To effect a reverse stock split of the Company's issued and outstanding shares of common stock on a one (1) share for one and three-fourths (1.75) shares basis;

     (e) To ratify the amendment to the Articles of Incorporation to change the corporate name to Synaptix Worldwide, Inc., or any other name deemed suitable by the shareholders attending the meeting; and

     (f) To accept the resignation of the Company's current directors and to nominate and elect a new Board of Directors consisting of the following four nominees: Ronald L.
     Weindruch, D. Mike Maxwell, William N. Kashul, Sr. and Peter
     B. Atwal.

SECTION 1.6 Consummation of Transaction. If at the Closing, no condition exists which would permit any of the parties to terminate this Agreement, or a condition then exists and the party entitled to terminate because of that condition elects not to do so, then the transactions herein contemplated shall be consummated upon such date, and then and thereupon, the Company will file the Articles of Merger and all other requisite documents with the State of Utah.

                            ARTICLE II

          REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents, warrants and agrees that:

SECTION 2.1 Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah, is duly qualified and in good standing as a foreign corporation in every jurisdiction in which such qualification is necessary, and has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged. There are no corporations or other entities with respect to which (i) the Company owns any of the outstanding stock or other interest, or (ii) the Company may be deemed to be in control because of factors or relationships other that the quantity of stock or other interest owned. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

SECTION 2.2 Capitalization of the Company. Prior to the action to be taken at the Company's Special Meeting of Shareholders and the transactions contemplated by this Agreement, the authorized capital stock of the Company consisted of 25,000,000 shares of common stock, par value $.00004 per share, of which 1,150,000 shares were issued and outstanding. Taking into consideration the effect of the proposed change of capitalization and proposed one share for
1.75 shares reverse stock split, the number of shares of common stock issued and outstanding shall be approximately 657,143 shares, par value $.001 per share, without giving effect of the rounding of fractional shares. All shares of the Company's common stock presently issued and outstanding have been duly authorized and validly issued and are fully paid and non-assessable. There are no other options, warrants, rights, calls, commitments or agreements of any character obligating the Company to issue any shares of its capital stock or any security representing the right to purchase or otherwise receive any such stock. Shares of the Company's common stock to be issued pursuant to this Agreement, when so issued, will be duly authorized, validly issued, fully paid and non-assessable.

SECTION 2.3 Charter Documents. Complete and correct copies of the Articles of Incorporation and By-Laws of the Company and all amendments thereto, have been or will be delivered to WWATT prior to the Closing.

SECTION 2.4 Corporate Documents. The Company's shareholders' list and corporate minute books to be delivered at the Closing are complete and accurate as of the date hereof and the corporate minute books contain the recorded minutes of all corporate meetings of shareholders and directors.

SECTION 2.5 Financial Statements. The Company's financial statements for the period ended February 10, 1997 and the years ended December 31, 1996 and 1995, a copy of which is to be annexed hereto as Exhibit 2.5 and by this reference made a part hereof, are true and complete in all material respects, having been prepared in accordance with generally accepted accounting principles applied on a consistent basis for the periods covered by such statements, and fairly present, in accordance with generally accepted accounting principles, the financial condition of the Company, and results of its operations for the periods covered thereby. Except as otherwise disclosed to WWATT as set forth herein, there has been no material adverse change in the business operations, assets, properties, prospects or condition (financial or otherwise) of the Company taken as a whole from that reflected in the financial statements referred to in this Section 2.5, or which WWATT based its decision to enter into this Agreement.

SECTION 2.6 Absence of Certain Changes or Events. Since the date of the Company's financial report for the period ended February 10, 1997 (see Exhibit 2.5), and except as disclosed otherwise herein, the Company has not (i) issued or sold any promissory note, stock, bond, option or other corporate security of which it was an issuer or other obligor, (ii) discharged or satisfied any lien or encumbrance or paid any obligation or liability, absolute or contingent, direct of indirect, (iii) incurred or suffered to be incurred any liability or obligation whatsoever, (iv) caused or permitted any lien, encumbrance or security interest to be created or arise on or in any of its properties or assets, (v) declared or made any dividend, payment or distribution to stock holders or purchased or redeemed or agreed to purchase or redeem any shares of its capital stock, (vi) reclassified its shares of capital stock, or (vii) entered into any agreement or transaction except in connection with the execution and performance of this Agreement.

SECTION 2.7 Assets and Liabilities. The Company does not have any material assets as reflected in the financial statements included as Exhibit 2.5. As of the date hereof, the Company does not have any material debts, liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise, whether due or to become due, that are not fully reflected in the Company's financial statements.

SECTION 2.8 Tax Returns and Payments. The Company has filed with the appropriate governmental authority tax returns, whether based upon income, sales or franchise, as required by law to be filed on or before the date of this Agreement. The Company represents that immediately upon the Closing it will prepare and file those required federal tax returns that may be due. The Company has paid all taxes to be due on said returns, any assessments made against the Company and all other taxes, fees and similar charges imposed on the Company by any governmental authority. No tax liens have been filed and no claims are being assessed and no returns are under audit with respect to any such taxes, fees or other similar charges.

SECTION 2.9 Contracts. The Company is not a party to or bound by any contract or commitment, whether written or oral, except as otherwise disclosed herein.

SECTION 2.10 Required Authorizations. There have been or will be timely filed, given, obtained or taken, all applications, notices, consents, approvals, orders, registrations, qualifications waivers or other actions of any kind required by virtue of execution and delivery of this Agreement by the Company or the consummation by it of the transactions contemplated hereby. Prior to the Closing, the shareholders of the Company shall have approved this Agreement and the transactions contemplated hereunder and the appropriate corporate filings shall have been made with the State of Utah.

SECTION 2.11 Compliance with Law and Government Regulations. The Company is in compliance with and is not in violation of, applicable federal, state, local or foreign statutes, laws and regulations (including without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business.

SECTION 2.12 Litigation. There is no litigation, arbitration, proceeding or investigation pending or threatened to which the Company is a party or which may result in any material change in the business or condition, financial or otherwise, of the Company or in any of its properties or assets, or which might result in any liability on the part of the Company, or which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, and to the best knowledge of the Company, there is no basis for any such litigation, arbitration, proceeding or investigation.
SECTION 2.13 Trade Names and Rights. The Company does not use any trademark, service mark, trade name, or copyright in its business, nor does it own any trademark, trademark registration or application, trade name, service mark, copyright, copyright registration or application. No person owns any trademark, trademark registration or application, service mark, trade name, copyright, or copyright registration or application, the use of which is necessary or contemplated in connection with the operation of the Company's business.

SECTION 2.14 Governmental Consent. With the exception of the filing specified in Section 1.2 hereof, no consent, approval, authorization or order of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of the Company is required in connection with the execution and delivery of this Agreement or the carrying out of any transactions contemplated hereby.

SECTION 2.15 Previous Proposed Transactions. The Company has previously entered into two separate transactions whereby it intended to acquire MLK Industries Limited, a United Kingdom corporation, and Healthcare 2000 International, Inc., a Florida corporation. Although both proposed transactions were approved by the Company's shareholders, neither transaction resulted in a definitive agreement and neither transaction was finalized and closed. The Company has no further commitments, obligations or liabilities as a result of the two previous proposed transactions.

SECTION 2.16 Authority. The Company and its shareholders have, or will prior to the Closing, approved the Merger, this Agreement and the transactions contemplated hereby and duly authorized the execution and delivery hereof. The Company has full power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated hereby, and all corporate action necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by the Company with the provisions hereof will not (i) conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under, any of the terms, conditions or provisions of the Articles of Incorporation or By-Laws of the Company, or any note, bond, mortgage, indenture, license, lease, agreement or any instrument or obligation to which the Company is party or by which it is bound; or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets.

SECTION 2.17 Investigation of Financial Condition. In addition to making available for review by WWATT all financial statements, books and records of the Company, and without in any manner reducing or otherwise mitigating the representations contained herein, WWATT shall have the opportunity to meet with the Company's accountants and attorneys to discuss the financial condition of the Company and to make whatever further independent investigation deemed necessary and prudent.

SECTION 2.18 Full Disclosure. None of the representations and warranties made by the Company herein, or in any exhibit, certificate or memorandum furnished or to be furnished by the Company, on its behalf pursuant hereto, contains or will contain any untrue statement of material fact, or omits any material fact, the omission of which would be misleading.

                           ARTICLE III

                     COVENANTS OF THE COMPANY

SECTION 3.1 Conduct Prior to the Closing. Between the date hereof and the Closing:

     (a) The Company will not enter into any material agreement, contract or commitment, whether written or oral, or engage in any transaction without the prior written consent of WWATT;

     (b) The Company will not declare any dividends or distributions with respect to its capital stock or amend its Articles of Incorporation or By-Laws without the prior written consent of WWATT;

     (c) The Company will not authorize, issue, sell, purchase or redeem any shares of its capital stock without the prior written consent of WWATT;

     (d) The Company will comply with all requirements which federal or state law may impose on it with respect to this Agreement and the transactions contemplated hereby, and will promptly cooperate with and furnish information to WWATT in connection with any such requirements imposed upon the parties hereto in connection therewith;



     (e) The Company will not incur any indebtedness for money borrowed, or issue or sell any debt securities, incur or suffer to be incurred any liability or obligation of any nature whatsoever, or cause or permit any lien, encumbrance or security interest to be created or arise on or in any of its properties or assets, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount or enter into any other transaction other than in the regular course of business, except to comply with the terms of this Agreement, without the prior written consent of WWATT;

     (f) The Company shall grant to WWATT and its counsel, accountants and other representatives, full access during normal business hours during the period prior to the Closing to all its respective properties, books, contracts, commitments and records and, during such period, furnish promptly to WWATT and such representatives all information relating to the Company as WWATT may reasonably request; and

     (g) Except for the transactions contemplated by this Agreement, the Company will conduct its business in the normal course, and shall not sell, pledge or assign any of its assets without the prior written consent of WWATT.

SECTION 3.2 Affirmative Covenants. Prior to Closing, the Company will do the following:

     (a) Use its best efforts to accomplish all actions necessary to consummate this Agreement including satisfaction of all the conditions contained in this Agreement;

     (b) Promptly notify WWATT in writing of any material adverse change in the financial condition, business, operations or key personnel of the Company, any breach of its representations or warranties contained herein, and any material contract, agreement, license or other agreement which, if in effect on the date of this Agreement, should have been included in this Agreement or in an exhibit annexed hereto and made a part hereof;

     (c) Obtain approval of this Agreement from a majority of its shareholders;

     (d) Nominate at the its Special Meeting of Shareholders a new Board of Directors, nominees to be Ronald L. Weindruch, D.
     Mike Maxwell, William N. Kashul, Sr. and Peter B. Atwal;

     (e) Reserve, and promptly after the Closing, issue and deliver to the shareholders of WWATT or their designees and to Solutions Partnership, Inc. the number of shares of the Company's common stock required hereunder;

     (f) Take the necessary corporate action to file with the State of Utah, Articles of Amendment to its Articles of Incorporation which will change its corporate name to Synaptix Worldwide, Inc.; and

     (e) Take all other necessary corporate actions to accomplish all transactions contemplated herein.

                            ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF WWATT

     WWATT hereby represents, warrants and agrees that:

SECTION 4.1 Organization of WWATT. WWATT is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified and in good standing in every jurisdiction in which such qualification is necessary.
Unless otherwise set forth herein or in any financial statements or in Exhibit 4.1 annexed hereto and by this reference made a part hereof, and with the exception of Maxwell Partners, Inc. and North American Telco Cable Representatives, Inc., there are no corporations or other entities with respect to which (i) WWATT owns any of the outstanding stock or other interest, or (ii) WWATT may be deemed to be in control because of factors or relationships other than the percentage of outstanding stock or other interest owned in such entity. WWATT has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

SECTION 4.2 Charter Documents. Complete and correct copies of the Articles of Incorporation and By-Laws of WWATT and all amendments thereto, have been or will be delivered to the Company prior to the Closing.

SECTION 4.3  Financial Statements / Assets and Liabilities.
WWATT's financial statements for the period ended August 31, 1996, a copy of which is annexed hereto as Exhibit 4.3 and by this reference made a part hereof, are true and complete in all material respects, having been prepared in accordance with generally accepted accounting principles applied on a consistent basis for the periods covered by such statements, and fairly present the financial condition of WWATT and results of its operations for the periods covered thereby. WWATT has good and marketable title to all of its assets and property, free and clear of any and all liens, claims and encumbrances except as may be otherwise set forth herein or in its audited financial statements annexed hereto as
Exhibit 4.3.

SECTION 4.4 Tax Returns and Payments. All of WWATT's tax returns (federal, state, city, county or foreign) which are required by law to be filed on or before the date of this Agreement, have been duly filed or extended with the appropriate governmental authority. WWATT has paid or accrued all taxes to be due on said returns, any assessments made against WWATT and all other taxes, fees and similar charges imposed on WWATT by any governmental authority (other than those, the amount or validity of which is being contested in good faith by appropriate proceedings). No tax liens have been filed and no claims are being assessed with respect to any such taxes, fees or other similar charges.

SECTION 4.5 Required Authorizations. There have been or will be timely filed, given, obtained or taken, all applications, notices, consents, approvals, orders, registrations, qualifications waivers or other actions of any kind required by virtue of execution and delivery of this Agreement by WWATT or the consummation by it of the transactions contemplated hereby.

SECTION 4.6 Compliance with Law and Government Regulations. WWATT is in compliance with all applicable statutes, regulations, decrees, orders, restrictions, guidelines and standards, whether mandatory or voluntary, affecting its properties and operations, imposed by State of Delaware, and any state or foreign country or government to which WWATT is subject.

SECTION 4.7 Litigation. There is no material litigation, arbitration, proceeding or investigation pending or threatened to which WWATT is a party or which may result in any material change in the business or condition, financial or otherwise, of WWATT or in any of its properties or assets, or which might result in any liability on the part of WWATT, or which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, and to the best knowledge of WWATT, there is no basis for any such litigation, arbitration, proceeding or investigation.

SECTION 4.8 Trade Names and Rights. If applicable, Exhibit 4.8 annexed hereto and by this reference made a part hereof, contains a complete list of all trademarks, service marks, trademark and service mark registrations, applications and licenses with respect to the foregoing owned or held by WWATT. WWATT has no knowledge of any facts and nothing has come to its attention that would lead it to believe that it has infringed or misappropriated or is infringing upon any trademark, copyright, patent or other similar right of any person. No claim relating thereto is pending or to the knowledge of WWATT is threatened.

SECTION 4.9 Governmental Consent. With the exception of any filing specified herein, no consent, approval, authorization or order of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of WWATT is required in connection with the execution and delivery of this Agreement or the carrying out of any transactions contemplated hereby.

SECTION 4.10 Authority. WWATT and its shareholders have approved the Merger, this Agreement and duly authorized the execution and delivery hereof. WWATT has full power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated hereby, and all corporate action necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by WWATT with the provisions hereof will not (i) conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of WWATT under, any of the terms, conditions or provisions of the Articles of Incorporation or By-Laws of WWATT, or any note, bond, mortgage, indenture, license, agreement or any instrument or obligation to which WWATT is party or by which it is bound; or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to WWATT or any of its properties or assets.

SECTION 4.11 Investigation of Financial Condition. In addition to making available for review by the Company certain corporate documents, books and records of WWATT, and without in any manner reducing or otherwise mitigating the representations contained herein, the Company shall have the opportunity to meet with WWATT's accountants and attorneys to discuss the financial condition of WWATT and to make whatever further independent investigation reasonably deemed necessary and prudent.

SECTION 4.12 Options and Warrants. WWATT has authorized pursuant to its 1996 Stock Option Plan, up to 500,000 stock options that may be issued for the purchase of WWATT common stock pursuant to certain terms and conditions. As of the date hereof, WWATT has issued 295,000 options pursuant to such Plan entitling the holders thereof to purchase up to an aggregate of 295,000 shares of WWATT common stock at prices ranging from $.10 to $1.10 per share prior to the year 2001. WWATT also has issued and outstanding 181,725 stock purchase warrants entitling the holders thereof to purchase up to an aggregate of 106,725 shares of WWATT common stock at prices ranging from $.50 to $1.50 per share. The aforementioned options and warrants will remain issued and outstanding and will be exercisable for the purchase of the Company's common stock following the Merger pursuant to terms and conditions to be determined by the parties.

SECTION 4.13 Investment Purpose. Those persons receiving shares of the Company's common stock hereunder shall execute appropriate documents to represent and warrant that they, or their designees, are acquiring the shares of the Company's common stock for investment purposes only and not with a view for further distribution or resale, and each such recipient shall individually further represent and acknowledge that the securities issued hereunder are "restricted securities" and may not be sold, traded or otherwise transferred without registration under the 1933 Act or exemption therefrom.

SECTION 4.14 Full Disclosure. None of the representations and warranties made by WWATT herein, or in any exhibit, certificate or memorandum furnished or to be furnished by the Company, on its behalf pursuant hereto, contains or will contain any untrue statement of material fact, or omits any material fact, the omission of which would be misleading.

                            ARTICLE V

                        COVENANTS OF WWATT

SECTION 5.1 Conduct Prior to the Closing. Between the date hereof and the Closing:

     (a) Except within the regular course of business, WWATT and its subsidiaries will not enter into any material agreement, contract or commitment, whether written or oral, or engage in any transaction without the prior written consent of the Company;

     (b) WWATT and its subsidiaries will not sell, assign, transfer or otherwise divest any of the assets depicted in
     Exhibit 4.3 hereto without the prior written consent of the Company;

     (c) WWATT and its subsidiaries will not declare any dividends or distributions with respect to its capital stock or amend its Articles of Incorporation or By-Laws without the prior written consent of the Company;

     (d) Except within the regular course of business, WWATT and its subsidiaries will not incur any indebtedness for money borrowed or issue to sell any debt securities, or incur or suffer to be incurred any liability or obligation of any nature whatsoever, or cause or permit any lien, encumbrance or security interest to be created or arise on or in any of its properties or assets without the prior written consent of the Company;

     (e) WWATT will comply with all requirements which federal or state law may impose on it with respect to this Agreement and the transactions contemplated hereby, and will promptly cooperate with and furnish information to the Company in connection with any such requirements imposed upon the parties hereto in connection therewith; and

     (f) WWATT shall grant to the Company and its counsel, accountants and other representatives, full access during normal business hours during the period prior to the Closing to all its respective properties, books, contracts, commitments and records and, during such period, furnish promptly to the Company and such representatives all information relating to WWATT as the Company may reasonably request.

SECTION 5.2 Affirmative Covenants. Prior to Closing, WWATT will do the following:

     (a) Obtain the approval of its Board of Directors and a majority of its shareholders to proceed with this Agreement;

     (b) Use its best efforts to accomplish all actions necessary to consummate this Agreement including satisfaction of all the conditions contained in this Agreement;

     (c) Cause to be prepared and delivered to the Company, if applicable, all deeds, contracts, agreements, mortgages, encumbrances and other documents relating to the ownership and title and/or interest in WWATT's assets and property; and

     (d) Promptly notify the Company in writing of any materially adverse change in the financial condition, business, operations or key personnel of WWATT, any breach of its representations or warranties contained herein, and any material contract, agreement, license or other agreement which, if in effect on the date of this Agreement, should have been included in this Agreement.

                            ARTICLE VI

                      ADDITIONAL AGREEMENTS

SECTION 6.1 Expenses. Whether or not the transactions contemplated in this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense or as otherwise agreed to herein.

SECTION 6.2 Brokers and Finders. Each of the parties hereto represents, as to itself, that no agent, broker, investment banker or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except as may be otherwise set forth herein and in Section 6.4 below.

SECTION 6.3 Necessary Actions. Subject to the terms and conditions herein provided, each of the parties hereto agree to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In the event at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of the Company or WWATT, as the case may be, shall take all such necessary action.

SECTION 6.4 Consulting Agreement. For services rendered in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated herein, the parties have entered into a separate agreement whereby at the Closing, a fee of seven hundred ninety thousand (790,000) shares of the Company's authorized but previously unissued common stock (post-split) shall be issued to Solutions Partnership, Inc. Such shares shall be deemed restricted securities as defined by Rule 144 of the 1933 Act.

SECTION 6.5  Indemnification.

     (a) WWATT agrees to defend and hold the Company harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that the Company shall incur or suffer, which arise out of, result from or relate to any material breach of, or failure by WWATT to perform any of its representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by WWATT under this Agreement.

     (b) The Company agrees to defend and hold WWATT harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that WWATT shall incur or suffer, which arise out of, result from or relate to any material breach of, or failure by the Company to perform any of its representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by the Company under this Agreement.

SECTION 6.6 Confidentiality. All parties hereto agree to keep confidential this Agreement and all information and documents relating to this Agreement until such time as the Agreement and the transactions contemplated hereunder are made public by means of an appropriate press release or by any other means reasonably assured to make such information publicly available.

                           ARTICLE VII

             CONDITIONS TO OBLIGATIONS OF THE PARTIES

     The obligations of the parties under this Agreement are subject to the fulfillment and satisfaction of each of the following conditions:

SECTION 7.1 Legal Action. No preliminary or permanent injunction or other order by any federal or state court which prevents the consummation of this Agreement or any of the transactions contemplated by this Agreement shall have been issued and remain in effect.

SECTION 7.2 Absence of Termination. The obligations to consummate the transactions contemplated hereby shall not have been canceled pursuant to Article X hereof.

SECTION 7.3 Required Approvals. The Company and WWATT shall have received all such approvals, consents, authorizations or modifications as may be required to permit the performance by the Company and WWATT of the respective obligations under this Agreement and the consummation of the transactions herein contemplated, whether from governmental authorities or other persons, and the Company and WWATT shall each have received any and all permits and approvals from any regulatory authority having jurisdiction required for the lawful consummation of this Agreement.

SECTION 7.4 Blue Sky Compliance. There shall have been obtained any and all permits, approvals and consents of the Securities or "Blue-Sky" Commissions of any jurisdictions, and of any other governmental body or agency, which counsel for the Company may reasonably deem necessary or appropriate so that consummation of the transactions contemplated by this Agreement may be in compliance with all applicable laws.

                           ARTICLE VIII

        CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

     All obligations of the Company under this Agreement are subject to the fulfillment and satisfaction by WWATT prior to or at the time of the Closing, of each of the following conditions, any one or more of which may be waived by the Company.

SECTION 8.1 Representations and Warranties True at the Closing. All representations and warranties of WWATT contained in this Agreement will be true and correct at and as of the time of the Closing and WWATT shall have delivered to the Company a certificate, dated the date of the Closing, to such effect and in the form and substance satisfactory to the Company and signed, in the case of WWATT, by its president and secretary.

SECTION 8.2 Performance. The obligations of WWATT to be performed on or before the Closing pursuant to the terms of this Agreement shall have been duly performed at such time, and WWATT shall have delivered to the Company a certificate, dated the date of the Closing, to such effect and in form and substance satisfactory to the Company.

SECTION 8.3 Authority. All action required to be taken by or on the part of WWATT to authorize the execution, delivery and performance of this Agreement by WWATT and consummation of the transactions contemplated hereby, shall have been duly and validly taken.

SECTION 8.4 Absence of Certain Changes or Events. There shall not have occurred since the date hereof any adverse change in the business, condition (financial or otherwise), assets or liabilities of WWATT or any event or condition of any character adversely affecting WWATT, and it shall have delivered to the Company certificates dated the date of the Closing, to such effect and in form and substance satisfactory to the Company and signed in the case of WWATT, by its president and secretary.

                            ARTICLE IX

           CONDITIONS PRECEDENT TO OBLIGATIONS OF WWATT

     All obligations of WWATT under this Agreement are subject to the fulfillment and satisfaction by the Company prior to or at the time of Closing, of each of the following conditions any one or more of which may be waived by WWATT.

SECTION 9.1 Representations and Warranties True at the Closing. All representations and warranties of the Company contained in this Agreement will be true and correct at and as of the time of the Closing, and the Company shall have delivered to WWATT a certificate, dated the date of the Closing, to such effect and in the form and substance satisfactory to WWATT and signed, in the case of the Company, by its president and secretary.

SECTION 9.2 Performance. Each of the obligations of the Company to be performed on or before the Closing pursuant to the terms of this Agreement shall have been duly performed at the time of the Closing, and the Company shall have delivered to WWATT a certificate, dated the date of the Closing, to such effect and in form and substance satisfactory to WWATT and signed, in the case of the Company, by its president and secretary.

SECTION 9.3 Authority. All action required to be taken by or on the part of the Company to authorize the execution, delivery and performance of this Agreement by the Company and consummation of the transactions contemplated hereby shall be duly and validly taken.

SECTION 9.4 Absence of Certain Changes or Events. There shall not have occurred since the date hereof any adverse change in the business, condition (financial or otherwise), assets or liabilities of the Company or any event or condition of any character adversely affecting the Company and it shall have delivered to WWATT certificates dated the date of the Closing, to such effect and in form and substance satisfactory to WWATT and signed in the case of the Company, by its president and secretary.

                            ARTICLE X

                           TERMINATION

SECTION 10.1 Termination. Notwithstanding anything herein or elsewhere to the contrary, this Agreement may be terminated:

     (a) By mutual agreement of the parties hereto at any time.

     (b) By the board of directors of the Company at any time prior to the Closing if:

          (i) a condition to performance by the Company under this Agreement or a covenant of WWATT contained herein shall not be fulfilled on or before the time of the Closing or at such other time and date specified for the fulfillment for such covenant or condition; or

          (ii) a material default or breach of this Agreement is made by WWATT; or

          (iii) if the Closing shall not have taken place on or prior to March 31, 1997.

     (c) By the board of directors of WWATT at any time prior to the Closing if:

          (i) a condition to WWATT's performance under this Agreement or a covenant of the Company contained in this Agreement shall not be fulfilled on or before the Closing or at such other time and date specified for the fulfillment of such covenant or conditions; or

          (ii) a material default or breach of this Agreement is made by the Company; or

          (iii) if the Closing shall not have taken place on or prior to March 31, 1997.

SECTION 10.2 Effect of Termination. In the event this Agreement is terminated, the Agreement, except as to Sections 11.1 and 11.2 hereof, shall no longer be of any force or effect and there shall be no liability on the part of any party or its respective directors, officers or shareholders; provided however, that in the case of a Termination without cause by a party or a termination pursuant to Sections 10.1(b)(i) or 10.1(c)(i) hereof because of a prior material default under or a material breach of this Agreement by another party, the damages which the aggrieved party or parties may recover from the defaulting party or parties shall in no event exceed the amount of out-of-pocket costs and expenses incurred by such aggravated party or parties in connection with this Agreement.

                            ARTICLE XI

                          MISCELLANEOUS

SECTION 11.1 Costs and Expenses. All costs and expenses incurred in connection with this Agreement will be paid by the party incurring such expenses. In the event of any termination of this Agreement pursuant to Section 10.1, subject to the provisions of
Section 11.2, the Company and WWATT will each bear their own respective expenses.

SECTION 11.2 Extension of Time: Waivers. At any time prior to the Closing date:

     (a) The Company may (i) extend the time for the performance of any of the obligations or other acts of WWATT,
     (ii) waive any inaccuracies in the representations and warranties of WWATT contained herein or in any document delivered pursuant hereto by WWATT and (iii) waive compliance with any of the agreements or conditions contained herein to be performed by WWATT. Any agreement on the part of the Company to any such extension or waiver shall be valid only if set forth in an instrument, in writing and signed on behalf of the Company.

     (b) WWATT may (i) extend the time for the performance of any of the obligations or other acts of the Company, (ii) waive any inaccuracies in the representations and warranties of the Company contained herein or in any document delivered pursuant hereto by the Company and (iii) waive compliance with any of the agreements or conditions contained herein to be performed by the Company. Any agreement on the part of WWATT to any such extension or waiver shall be valid only if set forth in an instrument, in writing and signed on behalf of WWATT.

SECTION 11.3 Notices. Any notice to any party hereto pursuant to this Agreement shall be given by Certified or Registered Mail, addressed as follows:

   In-Touch Interactive Multimedia, Inc.           Copy to:
            4700 South 900 East                Leonard E. Neilson
               Suite 48 B                       Attorney at Law
       Salt Lake City, Utah 84117        1121 East 3900 South, Ste. 200
                                          Salt Lake City, Utah 84124

Worldwide Applied Telecom Technology, Inc.         Copy to:
             3020 Alatka Court                    Bruce Rich
          Longwood, Florida 32779              c/o Reid & Priest
                                               40 West 57th Street
                                           New York, New York 10019

     Additional notices are to be given as to each party, at such other address as should be designated in writing complying as to delivery with the terms of this Section 11.3. All such notices shall be effective when sent, addressed as aforesaid.

SECTION 11.4 Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns. Nothing in this Agreement is intended to confer, expressly or by implication upon any other person, any rights or remedies under or by reason of this Agreement.

SECTION 11.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and together shall constitute one document. The delivery by facsimile of an executed counterpart of this Agreement shall be deemed to be an original and shall have the full force and effect of an original executed copy.

SECTION 11.6 Severability. The parties hereto agree and affirm that none of the provisions herein is dependent upon the validity of any other provision and, if any part of this Agreement is deemed to be unenforceable, the remainder of the Agreement shall remain in full force and effect.

SECTION 11.7 Headings. The Article and Section headings are provided herein for convenience of reference only and do not constitute a part of this Agreement.

SECTION 11.8 Governing Law. This Agreement shall be governed by the laws of the State of Utah.

SECTION 11.9 Survival of Representations and Warranties. All terms, conditions, representations and warranties set forth in this Agreement or in any instrument, certificate, opinion, or other writing provided for herein, shall survive the Closing and the delivery of the shares of the Company's common stock issued hereunder at the Closing, for a period of one year from the Closing regardless of any investigation made by or on behalf of any of the parties hereto.

SECTION 11.10  General Release.   Each of the parties to this
Agreement hereby releases and discharges the other party together with such other party's officers, directors, employees, agents, assigns, attorneys, accountants and affiliates, whether or not herein named or referred to, of and from any and all claims, causes of action, debts, duties, liabilities and obligations of any and every sort or nature, wherever and however arising, which against the other party it now has or ever had or which it or its assigns hereafter may or can have, from any time up to and including the Closing of this Agreement and the Effective Time of the Merger contemplated hereby.

SECTION 11.11 Assignability. This Agreement shall not be assignable by any of the parties hereto without the prior written consent of the other parties.

SECTION 11.12 Amendment. This Agreement may be amended with the approval of the boards of directors of the Company and WWATT at any time before or after approval thereof by shareholders of the Company and, if required, of WWATT; but after such approval by the Company's shareholders, no amendment shall be made which substantially and adversely changes the terms hereof. This Agreement may not be amended except by an instrument, in writing, signed on behalf of each of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement in a manner legally binding upon them as of the date first above written.

              "Company"
IN-TOUCH INTERACTIVE MULTIMEDIA, INC.             ATTEST:



By: __________________________          ___________________________
Its:  President                         Its:  Secretary

           "WWATT"
WORLDWIDE APPLIED TELECOM
     TECHNOLOGY, INC.                             ATTEST:



By:  ________________________           __________________________
Its:  President                         Its:  Secretary